                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (date of earliest event reported):  February 25, 1997


                             SABRATEK CORPORATION
            (Exact name of registrant as specified in its charter)


           Delaware                      1-11831                 36-3700639
-------------------------------       ------------           -------------------
(State or other jurisdiction of       (Commission               (IRS Employer
incorporation)                        File Number)           Identification No.)


5601 West Howard Street
Niles, Illinois                                                     60714
-------------------------------                              -------------------
(Address of principal executive                                   (Zip Code)
offices)

Registrant's telephone number, including area code: (847) 647-2760
                                                    --------------

Item 2. Acquisition or Disposition of Assets.

     On February 25, 1997, Sabratek Corporation, a Delaware corporation, acquired all of the assets of Rocap, Inc., a Massachusetts corporation ("Rocap"), for an aggregate purchase price of $3 million, plus the assumption of certain liabilities of Rocap and the repayment in cash on the date of acquisition of approximately $430,000 of the indebtedness of Rocap. The $3 million purchase price was comprised of $100,000 in cash and the remainder was paid in the form of 131,593 shares of Sabratek Common Stock. The cash portion of the aggregate purchase price was funded from the working capital of Sabratek.

     The terms of the acquisition and the establishment of the purchase price were arrived at as a result of arm's length negotiations between the management of Sabratek and the management of Rocap. In connection with the acquisition, the former president of Rocap entered into a three year employment agreement with Sabratek. There are no material relationships between Sabratek and Rocap or any of their respective affiliates, directors, officers or associates of any such directors or officers.

     The business of Rocap acquired by Sabratek produces and markets intra venous (I.V.) admixture delivery systems and related products, and such business will be continued as a division of Sabratek. Sabratek will continue to operate the existing facilities of Rocap.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     The required financial statements will be filed as an amendment to this Form 8-K Report, with another report filed under Section 13 of the Securities Exchange Act of 1934, as amended, or with a registration statement filed under the Securities Act of 1933, as amended, not later than 60 days following the filing date of this Report.

     (b) Pro Forma Financial Information.

     The required financial statements will be filed as an amendment to this Form 8-K Report, with another report filed under Section 13 of the Securities Exchange Act of 1934, as amended, or with a registration statement filed under the Securities Act of 1933, as amended, not later than 60 days following the filing date of this Report.

     (c)  Exhibits

     See the exhibits listed in the Index to Exhibits.

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

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SABRATEK CORPORATION


Dated: March 12, 1997                  By: /s/ Stephen L. Holden
                                           ----------------------

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                               Index to Exhibits
                               -----------------


Exhibit No.      Description of Document
-----------      -----------------------
10.1             Asset Purchase Agreement, dated February 19, 1997, by and among
                 Sabratek Corporation, Rocap, Inc. and Elliott R. Mandell
                 (without exhibits).

10.2             Employment Agreement, dated February 25, 1997, between Sabratek
                 Corporation and Elliott R. Mandell.

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